EXHIBIT 4.4

THIS WARRANT AND THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"') OR ANY OTHER APPLICABLE STATE SECURITIES LAWS AND HAS BEEN ISSUED IN RELIANCE UPON REGULATION D PROMULGATED UNDER THE SECURITIES ACT. THIS WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE WARRANT IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

THIS WARRANT AND THE SHARES OF STOCK  ISSUABLE UPON  EXERCISE  HEREOF MAY NOT BE
SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL THAT SUCH TRANSACTION DOES NOT REQUIRE
REGISTRATION OF THE WARRANT, WHICH OPINION AND WHICH COUNSEL SHALL BE SATISFACTORY TO THE COMPANY IN ITS SOLE DISCRETION.

No. A4

                          COMMON STOCK PURCHASE WARRANT

                  To Purchase         Shares of Common Stock of

                                 CONSYGEN, INC.

                  THIS CERTIFIES that, for value received , (the "Investor"), is entitled, upon the terms and subject to the conditions hereinafter set forth, from May 29, 1998 (the "Issuance Date"), until on or prior to May 29, 2003 (the "Termination Date") but not thereafter, to subscribe for and purchase from CONSYGEN, INC., a corporation incorporated in the State of Texas (the "Company"), Five Thousand (5,000) shares (the "Warrant Shares") of Common Stock, par value US $0.003 per share of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be equal to one hundred ten (110%) percent of the average closing bid prices of the Common Stock for the five trading days immediately preceding the Closing Date (defined in the 6% Convertible Debenture Subscription Agreement between the Company and the Investors dated on or about May 29, 1998) (the "Agreement"). The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the Agreement and is subject to its terms and conditions. In the event of any conflict between the terms of this Warrant and the Agreement, the Agreement shall control.

                  1 Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed and receipt by the Company of an opinion of counsel to the Company as to compliance with applicable securities laws.

                  2. Authorization of Shares. The Company covenants that all shares of Common Stock may be issued upon the exercise of rights represented by this Warrant will, when issued and paid for in accordance with the terms and conditions of this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

                  3. Exercise of Warrant. Except as provided in Section 4 below, exercise of the purchase rights represented by this Warrant may be made as follows: (a) the holder may exercise its rights to purchase one third of the Warrant Shares issuable hereunder at any time after the Issuance Date, (b) the holder may exercise its rights to purchase another one third of the Warrant Shares issuable hereunder at any time after November 29, 1998, and (c) the holder may exercise its rights to purchase the remaining Warrant Shares issuable hereunder at any time after May 29, 1999. These purchase rights are exercisable by the holder hereof as set forth above before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in this Warrant, by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the holder hereof within five (5) business days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price of the shares may be by certified check or cashier's check or by wire transfer to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares.

                  4. No Fractional Shares or Scrip/ Restrictions on Exercise. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

                  5. Charges. Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, an opinion of counsel to the Company, as to compliance with applicable securities laws, and the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

                  6.   Closing  of  Books.   The  Company  will  not  close  its
shareholder books or records in any manner which prevents the timely exercise of this Warrant for a period of time in excess of five (5) trading days per year.

                  7. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

                  8. Assignment and Transfer of Warrant. This Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), subject to receipt of an opinion of counsel to the Company, as to compliance with applicable securities laws.

                  9. Loss, Theft, Destruction or Mutilation of Warrant. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such

Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

                  10. Saturdays, Sundays, Holidays. etc. If the last or appointed day for the taking of an action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

                  11. Effect of Certain Events. If at any time the Company proposes (i) to sell or otherwise convey all or substantially all of its assets or (ii) to effect a transaction (by merger or otherwise) in which more than 50% of the voting power of the Company is disposed of (collectively, a "Sale or Merger Transaction"), in which the consideration to be received by the Company or its shareholders consists solely of cash, or (iii) in case the Company shall at any time effect a sale or merger transaction in which the consideration to be received by the Company or its shareholders consists in part of consideration other than cash, the holder of this Warrant shall have the right thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Warrant been exercised immediately prior thereto.

                  (c) The Company agrees that the Warrant Shares shall be included in the Registration Statement to be filed by the Company pursuant to the Agreement.

                  12. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.

                  In case the Company shall (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per such Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  13.      (Reserved]

                  14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

                  15. Authorized Shares. The Company covenants that during the period the Warrant outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged wit the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Nasdaq Small Cap Stock Market or any domestic securities exchange upon which the Common Stock may be listed.

                  16. "Piggy-Back" Registration. In addition to the terms of the Registration Rights Agreement, the Holders of this Warrant shall have the right to include all Warrant Shares as part of any registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8) and must be notified in writing of such filing; provided, however, that the holder of this Warrant agrees it shall not have any piggy-back registration rights pursuant to this Warrant if the Warrant Shares may be sold in the United States pursuant to the provisions of Rule 144. The Holder shall have five (5) business days to notify the Company in writing as to whether the Company is to include Holder or not include Holder as part of the registration; provided, however, that if any registration pursuant to this Section shall be underwritten, in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the underwriter evidenced in writing of such offering only a limited number of Registrable Securities should be included in such offering, or no such shares should be included, the Holder, and all other selling stockholders, shall be limited to registering such proportion of their respective shares as shall equal the proportion that the number of shares of selling stockholders permitted to be registered by the underwriter in such offering bears to the total number of all shares then held by all selling stockholders desiring to participate in such offering. Those Registrable Securities which are excluded from an underwritten offering pursuant to the foregoing provisions of this Section (and all other Registrable Securities held by the selling stockholders) shall be withheld from the market by the Holders thereof for a period not to exceed one hundred eighty (180) days, which the underwriter may reasonably determine is necessary in order to effect such underwritten offering. The Company shall have the right to terminate or withdraw any registration initiated by it under this Agreement prior to the effectiveness of such registration whether or not any Warrant holder elected to include securities in such registration. All registration expenses incurred by the Company in complying with this Warrant shall be paid by the Company, exclusive of underwriting discounts, commissions and legal fees and expenses for counsel to the holders of the Warrants.

                  17.      Miscellaneous.

                  (a) Issue Date: Jurisdiction. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of New York without regard to its conflict of law, principles or rules, and be subject to arbitration pursuant to the terms set forth in the Agreement.

                  (b) Restrictions. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, or if no exemption from registration exists, will have restrictions upon resale imposed by state and federal securities laws. Each certificate representing the Warrant Shares (if not registered, or if no exemption from registration exists) issued to the Holder upon exercise will bear the following legend:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE

         REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION."

                  (c) Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

                  (d) Notices. Any notice, request or other document required or permitted to be given or delivered to the holders hereof by the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement.

                  [remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:   May 29, 1998

                                        CONSYGEN, INC.


                                        _______________________________
                                        By: Ronald I. Bishop, President